                                                              Exhibit (a)(10)(i)


                           PRIVATE OFFERING MEMORANDUM
               DATED FEBRUARY 18, 1998, REVISED AS OF JULY 9, 2001

                       100,000,000 SHARES OF COMMON STOCK
                                 $1,000,000,000



            ACCESS CAPITAL STRATEGIES COMMUNITY INVESTMENT FUND, INC.
                            (A MARYLAND CORPORATION)
                              124 MT. AUBURN STREET
                                   SUITE 200N
                         CAMBRIDGE, MASSACHUSETTS 02138

 PURCHASE PRICE: SHARES ARE SOLD AT NET ASSET VALUE (NAV). FOR A LISTING OF THE
                 FUND'S NAVS SINCE INCEPTION SEE ATTACHMENT A.

         Access Capital Strategies Community Investment Fund, Inc. ("Fund"), organized on May 14, 1997, is a non-diversified closed-end management investment company electing status as a business development company ("BDC") under the Investment Company Act of 1940 ("1940 Act"). The Fund's investment objective is to invest in geographically specific private placement debt securities located in portions of the United States designated by Fund investors. There can be no assurance that the Fund will achieve its investment objective. See "Investment Program."

         The Fund will primarily invest in private placement debt securities specifically designed to support underlying community development activities targeted to serve low- and moderate-income individuals such as affordable housing, education and small business lending.

         The Fund will only invest in securities (i) having a rating (or credit enhanced by one or more entities having a rating) in the highest category assigned by a nationally recognized statistical rating organization ("NRSRO") (e.g.; at least "Aaa" from Moody's Investors Services or "AAA" from Standard & Poor's), or (ii) issued or guaranteed by the U.S. Government, government agencies or government-sponsored enterprises ("GSEs"), such as FannieMae or Freddie Mac.

         The Fund's manager is Access Capital Strategies LLC ("Access" or "Manager"). The Fund's sub- manager is Merrill Lynch Investment Managers, L.P. ("MLIM" or "Sub-Manager"). Access and MLIM are both investment advisers registered under the Investment Advisers Act of 1940 ("Investment Advisers Act.")

         Since the initial investment activity in June 1998, the Fund has qualified as a regulated investment company ("RIC") for federal income tax purposes. As long as it continues to so qualify, the Fund will not pay any federal tax on income that is timely distributed to shareholders. There is no assurance, however, that the Fund will be able to continue to qualify. If in any taxable year, the Fund does not qualify as a RIC, all of its taxable income will be taxed at corporate rates.

                                 --------------

         IN MAKING AN INVESTMENT DECISION, PROSPECTIVE INVESTORS MUST RELY ON THEIR OWN REVIEW OF THE FUND AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS THEREOF. THESE SECURITIES HAVE NOT BEEN REGISTERED WITH OR APPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY, NOR HAVE THE FOREGOING AUTHORITIES CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE

                                -----------------

         THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, (COLLECTIVELY, "SECURITIES LAWS"), PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME WHICH MAY EXTEND UNTIL DISSOLUTION OF THE FUND IN 2032. THE OFFERING AND SALE OF THESE SECURITIES ARE BEING MADE PURSUANT TO EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES LAWS AND THE SHARES WILL NOT BE OFFERED OR SOLD IN ANY JURISDICTION IN WHICH SUCH TRANSACTIONS ARE NOT SO EXEMPT. SEE "DESCRIPTION OF OFFERING" AND "TRANSFERABILITY OF SHARES."

         The information contained in this Private Offering Memorandum, which is to be used solely in connection with the consideration of an investment in the Fund's Shares, is confidential to the person to whom it is addressed and should not be disclosed without the prior written consent of the Manager. An offeree may not solicit, directly or indirectly (whether through an agent or otherwise), the participation of another institution or person, without the prior written approval of the Manager.

         Each prospective investor should consult its own counsel, accountant, and/or investment manager as to the legal, tax, and related matters concerning an investment in the Fund. During the offering period and before sale, prospective investors and their advisors, if any, are invited to ask questions of, and obtain additional information from, Access concerning the Fund, the terms and conditions of the offering of Shares, and any other relevant matters (including additional information to verify the accuracy of the information in this Private Offering Memorandum), to the extent the Fund possesses such information or can acquire it without unreasonable effort or expense. Except as provided in the preceding sentence, no person is authorized to give any information or make any representations not contained in this Private Offering Memorandum, and no such information or representations may be relied upon by prospective investors.

         This Private Offering Memorandum contains information and discussions subject to and qualified in their entirety by reference to the Fund's Articles of Incorporation, Bylaws,

Management Agreement, Sub-Management Agreement, and form of Subscription Agreement and Investment Advisory Agreement, copies of which can be obtained upon request.


                              AVAILABLE INFORMATION

         The Fund is subject to the informational requirements of the Securities Exchange Act of 1934 ("1934 Act") and in accordance therewith will file reports and other information with the Securities and Exchange Commission ("SEC"). Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-942-8090. Reports and other information about the Fund is available on the EDGAR Database on the SEC's Internet site at http://www.sec.gov, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC's Public Reference Section, Washington, DC 20549-0102

                                TABLE OF CONTENTS

                                                                                   PAGE
                                                                                   ----
PRIVATE OFFERING MEMORANDUM SUMMARY...................................................5
         THE FUND.....................................................................5
         MANAGEMENT...................................................................5
         MANAGEMENT AND ACCOUNT FEES..................................................5
         TERM     ....................................................................6
         THE OFFERING.................................................................6
         USE OF PROCEEDS..............................................................7
         TRANSFERABILITY OF SHARES....................................................7
         RISK FACTORS.................................................................7
THE FUND..............................................................................8
INVESTMENT PROGRAM....................................................................9
         FINANCIAL INSTITUTIONS AND THE FUND..........................................9
         GENERAL  ....................................................................9
RISK FACTORS.........................................................................15
         GENERAL  ...................................................................15
         LEGISLATIVE AND REGULATORY RISKS............................................17
         INVESTMENT RISKS............................................................18
CONFLICTS OF INTEREST................................................................20
USE OF PROCEEDS......................................................................21
REGULATION...........................................................................21
MANAGEMENT...........................................................................23
         DIRECTORS...................................................................23
         OFFICERS ...................................................................24
         THE MANAGER.................................................................25
         MANAGEMENT..................................................................25
         THE MANAGEMENT AGREEMENT....................................................26
         CUSTODIAN...................................................................29
         CONTROL PERSONS.............................................................29
FEES AND OTHER EXPENSES..............................................................29
DIVIDENDS AND DISTRIBUTIONS..........................................................30
OFFERING.............................................................................31
         QUALIFIED INVESTORS.........................................................31
         TYPES OF FINANCING..........................................................32
         SUBSCRIPTION PROCEDURES.....................................................32
         CLOSINGS....................................................................34
         WITHDRAWAL OF FUNDS.........................................................34
TRANSFERABILITY OF SHARES............................................................36
VALUATION............................................................................36
PORTFOLIO TRANSACTIONS AND BROKERAGE.................................................37
FEDERAL INCOME TAXATION..............................................................38
         TAXATION OF THE FUND........................................................38
         TAXATION OF SHAREHOLDERS....................................................39
DESCRIPTION OF SHARES................................................................41
         GENERAL  ...................................................................41
         LIMITATION OF DIRECTORS AND OFFICERS LIABILITY; INDEMNIFICATION.............42
REPORTS AND INDEPENDENT PUBLIC ACCOUNTANTS...........................................43
COUNSEL..............................................................................43

PRIVATE OFFERING MEMORANDUM SUMMARY

         The following is a summary of certain information contained in this Private Offering Memorandum and is qualified in its entirety by the more detailed information contained elsewhere herein. Each prospective investor is urged to read this Private Offering Memorandum in its entirety.

THE FUND

         Access Capital Strategies Community Investment Fund, Inc., a Maryland corporation, organized on May 14, 1997, is a non-diversified closed-end management investment company electing status as a business development company ("BDC") under the Investment Company Act of 1940 ("1940 Act"). The Fund's investment objective is to invest in geographically specific private placement debt securities located in portions of the United States designated by Fund investors. There can be no assurance that the Fund will achieve its investment objective. The Fund will invest primarily in private placement debt securities specifically designed to support underlying community development activities targeted to low- and moderate-income individuals such as affordable housing, education, small business lending, and job-creating activities in areas of the United States designated by Fund investors. Fund investments will carry a AAA credit rating or carry credit enhancement from a AAA-rated credit enhancer or be issued or guaranteed by the U.S. government, government agencies, or government-sponsored enterprises. The Fund expects that all investments made by the Fund will be considered eligible for regulatory credit under the Community Reinvestment Act ("CRA"). As a BDC, the Fund generally must invest at least 70% of its total assets in "eligible portfolio companies" and certain other qualifying assets as defined in the 1940 Act; the Fund may invest up to 30% of its total assets in securities of other companies. See "Investment Program" and "Regulation."

         Since inception the Fund has met the requirements, including diversification requirements, for qualification as a regulated investment company ("RIC") under the Internal Revenue Code of 1986 ("Code"). There is no assurance that the Fund will continue to meet the requirements to qualify as a RIC. See "Federal Income Taxation."

MANAGEMENT

         Access Capital Strategies LLC ("Access" or "Manager") serves as Manager of the Fund. Merrill Lynch Investment Managers, L.P. ("MLIM" or "Sub-Manager") serves as Sub-Manager of the Fund. Access and MLIM are registered investment advisers under the Investment Advisers Act of 1940 ("Investment Advisers Act"). See "Management."

MANAGEMENT AND ACCOUNT FEES

         The Manager will maintain an account for each investor in the Fund. Investors making a commitment to the Fund will open an account, submit a form designating a geographic target region, and pay the Manager a fee of twenty-five basis points (0.25%) of their commitment.


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


         When the Manager has structured a Fund investment, the Manager, under certain conditions, may receive from the Fund a 100 basis point (1.00%) investment structuring fee. Structuring fees can only be charged when an issuer of securities purchased by the Fund agrees to bear the cost of the 1% fee. From inception through the July 9, 2001 revision to this Offering Memorandum, no investment structuring fees have been charged.

         The Manager will receive from the Fund an annual management fee, paid quarterly, of fifty basis points (0.50%) of the Fund's average monthly gross assets less accrued liabilities, other than indebtedness for borrowings. The Sub-Manager will (subject to a one-year phase in arrangement) receive from the Manager an annual sub-management fee, paid quarterly, at an annual rate of twenty-five basis points (0.25%) of the Fund's average gross monthly assets, less accrued liabilities other than indebtedness for borrowings (or if greater, 50% of the Management Fee payable to the Manager under the Management Agreement).

         Investors withdrawing from the Fund will receive in their account maintained by the Manager the net proceeds from liquidation of their Shares in the Fund. The Manager will then charge their account a 1.00% withdrawal fee and the assets remaining in their account will then be returned to the investor. The 1% fee will not be charged on funds withdrawn after an investor has been in the Fund for three years. For shareholders of the Fund as of March 1, 2001, the fee will be waived on redemptions subsequent to March 1, 2004. Any arrangements made by individual shareholders prior to March 1, 2001 will take precedence over this change. For shareholders entering the Fund after March 1, 2001, the fee will be waived on redemptions subsequent to their third anniversary of becoming a shareholder. (See "Description of Offering - Withdrawal of Fund"). See "Fees and Other Expenses" for a detailed discussion of all account and Fund fees and expenses.

TERM

         The Fund's Articles of Incorporation provide that, on December 31, 2032, the Fund automatically will be dissolved without any action by shareholders. From and after such dissolution, the Fund's activities will be limited to the winding-up of its affairs, the liquidation of its remaining assets and the distribution of net proceeds thereof after the payment of all expenses and other obligations of the Fund to shareholders. Under certain circumstances Management and the Board may decide to terminate the Fund earlier. See "Description of Shares."

THE OFFERING

         The Fund is offering up to 100,000,000 of its shares of common stock, $.0000001 par value ("Shares"), at the Net Asset Value; for a list of the Fund's Net Asset Values since inception see Attachment A. The minimum investment is $500,000, or such lesser amount as determined by the Manager, except that the Manager and the officers and directors of the Fund and the Manager are subject to a $1,000 minimum subscription amount. Subscriptions for Shares may be made by execution and delivery of a non-transferable Subscription Agreement in the form provided with this Private Offering Memorandum. Shares will be sold to subscribers, at the Fund's then-current net asset value per Share, pursuant to one or more closings to be made from time to time from the first closing of this offering through December 31, 2006.

         Management reserves the right to hold a final closing prior to December 31, 2006.

         As part of their Subscription Agreement to purchase Fund Shares, investors must designate a state, a multi-state region, a metropolitan area, the entire United States or some other region such as census tracts as the preferred geographic focus for their investment ("Designated Target Region"). For a list of the Designated Target Regions provided by the Fund's existing shareholders see Attachment B. See "Description of Offering."

USE OF PROCEEDS

         The Fund intends to apply the net proceeds of this offering to enter into private placement transactions with eligible portfolio investments in Designated Target Regions in furtherance of its investment objective and policies. Shares will be sold to subscribers pursuant to one or more closings to be made from time to time through December 31, 2006. It is currently anticipated that all funds subscribed for will be called. If the Fund is unable to find suitable investments in an applicable Designated Target Region within a period of six months, the Investor may either select a new Designated Target Region or terminate its commitment without penalty. The Fund will be permitted to enter into closings at any time until December 31, 2006.

TRANSFERABILITY OF SHARES

         There will be no public market for the Shares offered hereby. The Shares have not been registered under the Securities Act of 1933 ("1933 Act") or any state securities law (collectively, "Securities Laws") and no public offering or registration of the Shares in the future is contemplated. The offering and sale of the Shares are being made only to institutional accredited investors pursuant to exemptions from the registration requirements of the Securities Laws, and the Shares will not be offered or sold in any jurisdiction in which such transactions are not exempt. Investors will not be able to dispose of their Shares except pursuant to an available exemption from applicable Securities Laws. See "Description of Offering" and "Transferability of Shares."

RISK FACTORS

         The Shares offered hereby involve risks, including but not limited, to the following: the Fund's limited operating history; limited transferability of Shares; the illiquidity of the Fund's portfolio investments; the effects of leveraging the Fund's portfolio; concentration in the affordable housing market and related Mortgage Backed Securities ("MBS"); competition for investments; interest rate risk; risks relating to regulation; risks relating to tax requirements to obtain and maintain RIC status for the Fund under the Code; conflicts of interest; and use of derivatives. In addition, because the Shares will not be registered under the Securities Laws and there will be no public market for the Shares, an investment in the Fund is suitable only for investors who understand the limitations placed upon their investment and have carefully reviewed this Private Offering Memorandum. See "Risk Factors," "Conflicts of Interest," and "Federal Income Taxation."

                                    THE FUND

         The Fund, organized on May 14, 1997, is a non-diversified closed-end management investment company electing status as a BDC. The Fund's investment objective is to invest in geographically specific private placement debt securities located in portions of the United States designated by Fund investors. There can be no assurance that the Fund will achieve its investment objective.

         The Fund will invest primarily in private placement debt securities specifically designed to support underlying community development activities targeted to low- and moderate income individuals such as affordable housing, education, small business lending, and job creating activities in areas of the United States designated by Fund investors. Fund investments will carry a AAA credit rating or carry credit enhancement from a AAA-rated credit enhancer or be issued or guaranteed by the U.S. government, government agencies, or government-sponsored enterprises, such as FannieMae or Freddie Mac.

         The Fund expects that all investments made by the Fund will be considered eligible for regulatory credit under the CRA. The Federal Financial Institutions Examination Council (FFIEC), consisting of the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corp., the Federal Reserve Board and the Office of Thrift Supervision, has defined community development activities to include (1) affordable housing (including multifamily rental housing) for low- or moderate income individuals; (2) community services targeted to low- or moderate-income individuals; (3) activities that promote economic development by financing business or farms that meet certain size eligibility requirements; and (4) activities that revitalize or stabilize low- or moderate-income geographies. So that the Fund itself may be considered a qualified investment, the Fund will seek to invest only in investments that meet the prevailing community investing standards put forth by U.S. regulatory agencies. There is no guarantee, however, that an investor will receive CRA credit for its investment in the Fund.

         The Fund's principal office is located at 124 Mt. Auburn Street, Suite 200N, Cambridge, MA 02138, and its telephone number is (617) 576-5858.

         The Fund's Manager, Access, and Sub-Manager, MLIM, are investment advisers registered under the Investment Advisers Act.

         The Fund commenced operations in June 1998. The Fund has registered its Shares pursuant to Section 12(g) of the Securities Exchange Act of 1934 ("1934 Act"), in compliance with the requirement of Section 54(a)(2) of the 1940 Act. The Fund is offering its Shares [in an offering pursuant to Regulation D of the 1933 Act ("Regulation D") and is selling its Shares in that offering] solely to institutional "accredited investors," as that term is defined under Regulation D, except that the Fund's Manager and the Manager's officers and directors may purchase Shares whether or not they are accredited investors.

                               INVESTMENT PROGRAM

         The Fund is designed for investors seeking a competitive return on investment from private placement securities that support underlying community development activities in distinct parts of the United States. Typical investors in the Fund are financial institutions and other tax-paying investors.

FINANCIAL INSTITUTIONS AND THE FUND

         Financial institutions may be involved with the Fund as:

                  -investors (see "Description of Offering--Types of
                  Financing");

                  -sellers of existing loans to the Fund; or

                  -originators of new loans that are made in response to loan demand created by the Fund.

         After extensive discussions with representatives of Federal regulatory agencies, it is the opinion of the Fund that financial institutions subject to CRA may receive CRA investment credit for their investment in the Fund.

         Federal CRA regulations, and their counterparts in many states with their own CRA requirements, require financial institutions subject to these provisions to focus upon community development in making investments. Management believes that federal and state banking regulators (in those states with their own CRA requirements) will recognize an investment in the Fund as a qualified community development investment.

         The discussion of CRA credit contained in this Private Offering Memorandum is, of necessity, general and may be affected by future regulations and rulings. Financial institutions contemplating a purchase of Shares are urged to consult with counsel regarding the qualification of such purchase for CRA credit, see "Risk Factors -- Legislative and Regulatory Risks." There is no guarantee that an institution will receive CRA credit for its investment in the Fund.

GENERAL

         INVESTMENT AND ECONOMIC OBJECTIVES. The Fund's investment objective is to invest in geographically specific private placement debt securities located in portions of the United States designated by Fund investors. There can be no assurance that the Fund will achieve its investment objective. The Fund's economic objective is to act as a source of long-term fixed-rate capital for low- or moderate-income people or institutions and organizations that serve such people.

         BUSINESS DEVELOPMENT COMPANIES. As a BDC, the Fund must invest seventy per cent of its total assets in securities of "eligible portfolio companies." An eligible portfolio company generally is a domestic company which is not an investment company and: (1) does not have a class of securities registered on an exchange or included in the Federal Reserve Board's over-the-counter margin list; or (2) is actively controlled by a BDC and has an affiliate of a BDC on its board of directors; or (3) meets such other criteria as may be established by the SEC (see "Regulation").

         Management has identified the BDC structure as an effective and efficient mechanism to realize the Fund's objectives. REFERENCES IN THIS DOCUMENT TO "ELIGIBLE PORTFOLIO INVESTMENTS" REFER TO "ELIGIBLE PORTFOLIO COMPANIES" AS THAT TERM IS DEFINED IN THE 1940 ACT.

         As required by the 1940 Act, the Fund intends to make available significant managerial assistance to eligible portfolio investments whose securities it purchases and holds in its portfolio. This assistance may take the form of helping to design community investment programs and the debt securities issued to fund them, developing credit enhancements, and assisting program designers in maximizing the community economic benefits of these programs. (See "Regulation" for more information on making available significant managerial assistance.) Management believes that, by serving as an ongoing private sector presence, the Fund can assist in achieving the investment and community economic goals of these community investments.

         The 1940 Act permits the Fund to invest up to 30% of its total assets in investments that are not eligible portfolio investments (including publicly traded securities) and/or investments as to which the Fund does not offer to make available significant managerial assistance. The Fund does not currently intend to make any such investments except that, in certain situations, the Fund may invest in special purpose private placement debt securities issued by entities that have issued classes of publicly traded securities.

         DIVERSIFICATION STANDARDS. The Fund will be classified as a "non-diversified" closed-end investment company under the 1940 Act. The Fund has qualified as a RIC since inception and will seek to continue to meet the RIC diversification requirements, as described below, and to meet any other RIC requirements. There can be no assurance, however, that the Fund will be able to continue to meet those requirements.

         To qualify as a RIC, the Fund must, among other things, satisfy a diversification standard under the Code such that, at the close of each quarter of the Fund's taxable year, (i) not more than 25% of the value of its total assets is invested in the securities (other than government securities or securities of other RICs) of a single issuer, or two or more issuers which the Fund controls (under a 20% test) and which are engaged in the same or similar trades or business or related trades or businesses, and (ii) at least 50% of the market value of its total assets is represented by cash, cash items, government securities, securities of other RICs and other securities (with each investment in such other securities limited so that not more than 5% of the value of the Fund's total assets is invested in the securities of a single issuer and the Fund does not own more than 10% of the outstanding voting securities of a single issuer). See "Federal Income Taxation."

         LEVERAGE. The Fund may borrow money from and issue debt securities to banks, insurance companies, and other lenders to obtain additional funds to invest in private placement debt securities. Under the 1940 Act, the Fund may not incur borrowings unless, immediately after the borrowing is incurred, such borrowings would have "asset coverage" of at least 200%.

"Asset coverage" means the ratio which the value of the Fund's total assets, less all liabilities not represented by the borrowings and any other liabilities constituting "senior securities" under the 1940 Act, bears to the aggregate amount of such borrowings and senior securities. The practical effect of this limitation is to limit the Fund's borrowings and other senior securities to 50% of its total assets less its liabilities other than the borrowings and other senior securities at the time each such borrowing is to occur. The 1940 Act also requires that, if the Fund borrows money, provision be made to prohibit the declaration of any dividend or other distribution on the Shares (other than a dividend payable in Shares), or the repurchase by the Fund of Shares, if after payment of such dividend or repurchase of Shares the asset coverage of such borrowings would be below 200%. See "Regulation." In addition, because the Fund has adopted a periodic repurchase program, it will comply with further restrictions under the 1940 Act regarding leveraging the Fund. If, because of these asset coverage requirements, the Fund is unable to pay dividends or distributions in the amounts required under the Code, it might not be able to qualify as a RIC or, if qualified, to continue to qualify. See "Federal Income Taxation."

         The use of leverage increases investment risk. Lenders are expected to require that the Fund pledge portfolio assets as collateral for loans. If the Fund is unable to service the borrowings, the Fund may risk the loss of such pledged assets. Lenders are also expected to require that the Fund agree to loan covenants limiting the Fund's ability to incur additional debt or otherwise limiting the Fund's flexibility, and loan agreements may provide for acceleration of the maturity of the indebtedness if certain financial tests are not met. See "Risk Factors."

FUND INVESTMENTS:  IDENTIFYING INVESTMENT OPPORTUNITIES

         Upon receipt of a commitment to invest in the Fund, payment of the commitment fee and choice of a Designated Target Region(s), the Fund will begin the search and design process for the private placement debt securities to be created in the Designated Target Region(s). First, the Fund will subject potential investments to the due diligence traditionally employed in evaluating private placement debt securities. Such securities will be purchased by the Fund only after the due diligence process has been satisfied. Second, the Fund will analyze potential investments to ensure that they represent a commitment of capital to community development activities serving low- and moderate-income individuals. Further, the Fund must have a reasonable level of confidence that the expected rate of return from the proposed investment will contribute to the Fund's investment objective.

         Investment opportunities will be brought to the Fund through a variety of channels. Prospective issuers of securities, including Federal, state, and other public sector agencies, may contact the Fund with potential investment programs. Investment bankers or financial advisors may also work to develop debt securities for the Fund. Alternatively, the Fund may approach prospective issuers or investment banks with suggestions for debt securities that could be purchased by the Fund. The Fund will offer to provide significant managerial assistance in the design, implementation, and monitoring phases of all of the community investment programs whose debt securities it purchases.

         The second avenue for the creation of Fund investments is through identifying existing inventories of community investments that do not have access to capital markets investors.

These inventories may be loans issued by financial institutions including non-bank lenders or other originators such as revolving loan funds, community development corporations ("CDCs"), community development financial institutions ("CDFIs"), and state or local economic development authorities. Community-based loan originators, traditional and non-traditional, are often constrained as to the amount of capital that may be allocated to the extension of new loans. These originators may be capable of using their skills and existing presence in the community to originate new loans but cannot do so due to scarcity of new loan capital. If the Fund can liquefy these inventories and turn the existing, seasoned loans into Fund investments, these originators could then re-lend in the community with the proceeds they receive from the sale of their loan portfolios. Increasing the velocity of capital emanating from community-based loan originators will help the Fund realize its financial and economic goals. The Manager will seek assurances from the sellers that they will use the proceeds from existing loans sold to the Fund to make new loan capital available to the targeted communities.

         All Fund investments described in this Private Offering Memorandum must be of AAA credit quality or be credit enhanced by a AAA-rated private sector entity, or be issued or credit enhanced by the U.S. Federal government, a government agency or a government-sponsored enterprise.

INVESTMENT GUIDELINES

         The Fund will operate under the following investment guidelines:

         GEOGRAPHIC TARGETING. Each investor will choose a Designated Target Region as the preferred geographic focus for investment of its assets. A Designated Target Region may be a state, multi-state region, a metropolitan area, some other region such as census tracts or the entire United States. An investor may also allocate an investment commitment among different existing or potential Designated Target Regions by specifying the percentage of the total commitment to be invested in each selected Designated Target Region. For a listing of the Designated Target Regions provided by existing Fund Investors see Attachment B. See "Description Of Offering -- Qualified Investors." However, each investor will be a shareholder of the Fund, not just of the investments in its Designated Target Region. The financial returns on an investor's investment will be determined by its proportionate share of the total assets in the Fund's blended, geographically diverse portfolio, not just by the performance of the assets in the Designated Target Region selected by the investor.

         COMMUNITY INVESTMENTS. Fund investments will support community development activities targeted to low- and moderate-income individuals. Specifically, the Fund intends to invest in securities targeted to low- and moderate-income individuals that support affordable housing, education, small business lending and other types of job creation. The Fund expects that all investments made by the Fund will be considered eligible for regulatory credit under the CRA. The Federal Financial Institutions Examination Council (FFIEC), consisting of the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corp., the Federal Reserve Board and the Office of Thrift Supervision, has defined community development activities to include (1) affordable housing (including multifamily rental housing) for low- or moderate income individuals;
(2) community services targeted to low- or moderate-income individuals; (3) activities that promote economic development by financing business or farms that meet certain size eligibility requirements; and (4) activities that revitalize or stabilize low- or moderate-income geographies. So that the Fund itself may be considered a qualified investment, the Fund will seek to invest only in investments that meet the prevailing community investing standards put forth by U.S. regulatory agencies.

         Although Access and MLIM will make the day-to-day decisions regarding whether to purchase particular securities for the Fund, the economic focus of the Fund will be reviewed regularly by the Board of Directors (the "Board"), a majority of whom will be disinterested, for compliance with the Fund's investment objective.

         When making general reference to potential Fund investments as a class, this Private Offering Memorandum uses the term "community investments," which refers to securities that are designed to provide for a market rate of return while supporting (1) affordable housing (including multifamily rental housing) for low- or moderate income individuals; (2) community services targeted to low- or moderate-income individuals; (3) activities that promote economic development by financing business or farms that meet certain size eligibility requirements; and (4) activities that revitalize or stabilize low- or moderate-income geographies.

         INDUSTRY CONCENTRATION. Under the prevailing definition of the phrase "industry concentration," the Fund will be concentrated in the affordable housing industry. This means that the Fund will not invest less than 25% of its total assets in the affordable housing industry. The Fund may invest up to 100% of its total assets in securities issued by providers of affordable housing. As with all Fund investments, affordable housing investments made by the Fund must meet the Fund's return and credit quality criteria and must also support community development activities targeted to low- and moderate-income individuals. At present and for the foreseeable future, Management believes there are adequate opportunities for Fund investment in the affordable housing securities industry.

         Investors place billions of dollars each year in mortgage-backed securities in support of market rate single family mortgages. Government sponsored enterprises ("GSEs") such as Fannie Mae and Freddie Mac offer credit guarantees for conventional mortgages that create high quality investment instruments in support of a portion of the housing finance area. Although the single family conforming mortgage activities of the GSEs have efficient access to the capital markets, Management believes that additional opportunities exist to work with the GSEs to create innovative affordable housing programs that are complementary to and expand upon programs already in place.

         Similarly, state housing finance authorities ("HFAs") issue tax-exempt debt to finance their work in affordable housing. Management believes that HFAs in Designated Target Regions will be interested in working with the Fund to develop new programs that could be financed through issuance of taxable HFA debt to be purchased by the Fund.

         There can be no assurance of the continued availability of support from GSEs, HFAs, or other credit enhancers for Fund activities. Regulatory or statutory changes may affect the willingness or ability of housing related entities to work in the affordable housing private placement area. Changes in credit ratings of GSEs, HFAs, or private credit enhancers may constrain their value to the Fund as potential sources of credit enhancement.

         CREDIT QUALITY. The Fund will only invest in securities (i) having a rating (or credit enhancement by one or more entities having a rating) in the highest category assigned by a NRSRO (e.g.; at least "Aaa" from Moody's Investors Services or "AAA" from Standard & Poor's), or (ii) issued or guaranteed by the U.S. government, government agencies or GSEs such as Fannie Mae or Freddie Mac. The credit quality guidelines described above are applicable to securities at the time of purchase. Subsequent changes in credit quality, including downgrades due to changes in status of credit enhancers, will not require automatic action by the Fund.

         The Fund intends to invest only in securities that, at the time of investment, would be securities that Fund shareholders could hold directly.

         The Board will review on an ongoing basis the credit quality determinations of the Manager and the Sub-Manager as well as any changes to the credit quality of portfolio securities. The Manager may not make any adjustments to credit quality guidelines without consent of the Board.

         MATURITY. Maturities for securities held by the Fund will vary by type of investment. Mortgage-backed securities will typically have maturities up to thirty years while securitized small business loan transactions may have maturities of up to ten years. See "Fund Termination Date" regarding securities held by the Fund at the time of dissolution.

         SIGNIFICANT MANAGERIAL ASSISTANCE. The Fund will offer to provide significant managerial assistance to the issuers of private placement debt securities it purchases. It is expected that such issuers will benefit from the Fund's guidance, advice, and assistance before, during, and after the creation of investment programs. The Fund expects that the Fund's ongoing involvement will help assure that the investment and programmatic goals of each transaction entered into by the Fund are realized.

         PRIVATE PLACEMENT SECURITIES. Fund investments will be private placement debt securities. The Fund will often be the sole buyer of such securities designed for purchase by the Fund. An investor purchasing Shares of the Fund must recognize that the securities purchased by the Fund will be, by definition, illiquid investments for which there is currently no secondary market. When making portfolio purchases the Fund may pay a premium for the community benefits embedded in each transaction. When making sales of portfolio investments the Fund will seek to obtain a premium from the purchaser; however, there can be no assurances as to the exact amount of premium that will be received, if any.

         DERIVATIVES. The Fund may use derivative instruments, including futures, forwards, options, indexed securities and inverse securities for hedging purposes only. Derivatives allow the Fund to increase or decrease its risk exposure more quickly and efficiently that other types of instruments. The Manager and Sub-Manager will present and report on guidelines for use of derivatives to the Fund's Board.

         Hedging is a strategy in which the Fund uses a derivative to offset the risk that other Fund holdings may decrease in value. While hedging can reduce losses, it can also reduce or eliminate gains if the market moves in a different manner than anticipated by the Fund of if the cost of the derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the derivative will not match those of the holdings being hedged as expected by the Fund, in which case any losses on the holdings being hedged may not be reduced. There can be no assurance that the Fund's hedging strategy will reduce risk or that hedging transactions will be either available or cost effective. The Fund is not required to use hedging and may choose not to do so.

         OTHER INVESTMENT POLICIES. The Fund will not invest in venture capital, private equity or other asset classes not discussed in this Private Offering Memorandum. The Fund will not sell securities short, purchase securities on margin purchase or sell commodities or commodity contracts, or purchase or sell real estate, except to the extent permitted by the 1940 Act. The Fund will not underwrite the securities of other companies, except to the extent the Fund may be deemed an underwriter upon the disposition of restricted securities acquired in the ordinary course of the Fund's business.

         The Fund's investment objective, investment policies, and investment guidelines (other than its status as a BDC) are not fundamental policies and may be changed by the Fund's Board at any time without shareholder approval.

                                  RISK FACTORS

GENERAL

         Investment in the Fund involves risks and is suitable only for those institutions who meet the investor suitability standards set forth herein on a continuing basis, have a substantial net worth, have no need for immediate liquidity from such investment, and are able to bear the loss of the entire investment. (See "Description of Offering -- Qualified Investors.") Each prospective investor should consider carefully the risk factors attendant to the purchase of Shares, including without limitation those discussed below, and each should review the investment with its own legal, tax, and financial advisors. In addition, each prospective investor should understand that the Subscription Agreement materially restricts investors from selling or otherwise disposing of their Shares.

         LIMITED OPERATING HISTORY; RELIANCE ON MANAGEMENT. The Fund commenced operations in June 1998 and thus has a limited investment track record. The Fund is dependent for the selection, structuring, closing, and monitoring of its investments on the diligence and skill of its Manager and Sub-Manager acting under the supervision of the Board. Ronald A. Homer and David F. Sand, the two senior officers of Access, are responsible for carrying out the duties of the Manager. There can be no assurance that Messrs. Sand and Homer will remain associated with Access or that, in the event they ceased to be associated with Access, Access would be able to find a qualified person or persons to fill their position(s). See "Management."

         LIMITED TRANSFERABILITY OF SHARES. The Fund has been organized to make investments in illiquid debt securities. The Shares will not be registered under the Federal or state securities laws and are subject to substantial restrictions on transfer. There will be no trading market for the Shares. Fund Shares, subject to Board and shareholder approval, are expected to be subject to annual voluntary redemption as discussed in "Redemption." See "Transferability of Shares."

         LONG-TERM INVESTMENT. The Fund's Articles of Incorporation provide that, on December 31, 2032, the Fund will be dissolved automatically without any action by shareholders. From and after such dissolution, the Fund's activities will be limited to the winding-up of its affairs, the liquidation of its remaining assets, and the distribution of the net proceeds thereof to shareholders. However, the actual liquidation might not be completed for a significant period after the Fund's dissolution. In addition, it is possible that, if certain of the Fund's assets are not liquidated within a reasonable time after the Fund's dissolution, the Fund may elect to make a distribution in kind of all or part of such assets to shareholders. In such case, shareholders would bear any expenses attendant to the ultimate liquidation of such assets. See "Dissolution of the Fund."

         COMPETITION. There is no assurance that there will be a sufficient number of attractive potential investments available to the Fund. While the Fund believes it offers a unique investment vehicle at this time, in some instances, particularly with housing-related investments, it is possible that there will be competition from other investors seeking to invest in the same types of privately placed debt securities in the same Designated Target Regions. Such other investors may have greater resources than the Fund. Furthermore, the Fund's need to comply with provisions of the 1940 Act pertaining to BDCs and provisions of the Code pertaining to RICs might restrict the Fund's flexibility as compared to that of its competitors. The need to compete for investment opportunities may make it necessary for the Fund to offer more attractive transaction terms than otherwise might be the case. See "Investment Program."

         LEVERAGE. As discussed elsewhere in this Private Offering Memorandum, the Fund may decide to borrow. (See "Description of Offering--Types of Financing.") Although leverage can enhance return on invested capital, if the return on the investments purchased with borrowed funds fails to cover the fixed cost of the borrowings, or if the return is negative, the value of the Fund's net assets will decline more rapidly than would be the case in the absence of leverage. For this reason, leverage is considered a speculative investment technique. The Fund expects to be asked to pledge portfolio assets as collateral for its borrowings. If the Fund is unable to service its borrowings, the Fund may risk the loss of the pledged assets. In addition, if the interest rates on floating or variable rate borrowings increase at a time that the Fund holds fixed-rate securities or that the Fund holds variable rate securities whose interest rates do not increase as much as the rate on the Fund's borrowings, the Fund's income and yield will be adversely affected. See "Investment Program -- General."

         In addition, lenders may require that the Fund agree to loan covenants that could restrict its flexibility in the future. The Fund may be required to dispose of or seek prepayment of assets at a time it would otherwise not do so to repay indebtedness in a timely fashion. Under the 1940 Act, if the Fund borrows money, provision must be made to prohibit the declaration of any dividend or other distribution on the Shares (other than a dividend payable in Shares), or the repurchase by the Fund of Shares, if after payment of such dividend or repurchase of Shares the value of the Fund's total assets, less all liabilities not represented by the borrowings and any other liabilities constituting "senior securities" under the 1940 Act, is less than 200% of the aggregate amount of such borrowings and senior securities. If the Fund is unable to pay dividends or distributions in the amounts required under the Code, it might not be able to qualify for treatment as a RIC or, if qualified, to continue to qualify for such treatment.

         REGULATION. The Fund has elected to be treated as a BDC under the 1940 Act. Although BDCs are exempt from registration under the 1940 Act and relieved from compliance with many provisions of the 1940 Act, they are subject to greater restrictions on permitted types of investments than closed-end investment companies generally. Moreover, the applicable provisions of the 1940 Act continue to impose numerous restrictions on the activities of the Fund, including restrictions on leverage and on the nature of its investments. There can be no assurance that the BDC provisions of the 1940 Act will be interpreted or administratively implemented in a manner consistent with the Fund's objectives or manner of operation. See "Regulation."

LEGISLATIVE AND REGULATORY RISKS

         LEGISLATIVE AND ADMINISTRATIVE CHANGES. As discussed throughout this document, many aspects of the Fund's investment objectives are directly affected by the national and local legal and regulatory environments. Changes in laws, regulations or the interpretation of regulations could all pose risks to the successful realization of the Fund's investment objectives.

         It is not known what changes, if any, will be made to the federal CRA over the life of the Fund and what impact these changes would have on regulators or the various states that have their own versions of CRA. As discussed in "Investment Program," CRA regulations play an important part in influencing the readiness and capacities of financial institutions to originate loans that may be owned by the Fund through its investment in geographically specific private placement debt securities. Changes in the CRA might impact upon Fund operations and might pose a risk to the successful realization of the Fund's investment objectives. In particular, repeal of CRA would significantly reduce the attractiveness of Fund ownership for regulated investors.

         NON-DIVERSIFIED STATUS. The Fund is classified as a "non-diversified" investment company under the 1940 Act. The Fund intends to qualify as a RIC under the Code and will therefore seek to meet the diversification standards thereunder. See "Federal Income Taxation." Nevertheless, the Fund's assets may be subject to a greater risk of loss than if it were more widely diversified.

         TAX STATUS. The Fund must meet a number of requirements, described under "Federal Income Taxation," to qualify as a RIC and, if qualified, to continue to qualify. If the Fund experiences difficulty in meeting the diversification requirement for any fiscal quarter, it might accelerate capital calls or borrowings in order to increase the portion of the Fund's total assets represented by cash, cash items, and U.S. government securities shortly thereafter and as of the close of the following fiscal quarter and thus attempt to meet the diversification requirement. However, the Fund would incur additional interest and other expenses in connection with any such accelerated borrowings, and increased investments by the Fund in cash, cash items, and U.S. government securities (whether the funds to make such investments are derived from called equity capital or from accelerated borrowings) are likely to reduce the Fund's return to investors. Furthermore, there can be no assurance that the Fund would be able to meet the diversification requirements through such actions. Failure to qualify as a RIC would subject the Fund's distributed and undistributed income to federal income taxation, and in a year in which the Fund has taxable income or net realized gain, would have a significant adverse effect on the return to investors. See "Federal Income Taxation."

INVESTMENT RISKS

         COMMUNITY INVESTING. The Fund will focus on community development investments as described in other sections of this document. (See "Investment Program -- General -- Community Investments".) This investment specialization involves risks that include, but are not limited, to those outlined below.

         CREDIT RISKS. All investments purchased by the Fund will be of the highest credit quality or equivalent or will have one or more forms of credit enhancement. An investor in a credit enhanced debt instrument typically relies upon the credit rating of the credit enhancer to evaluate an issue's credit quality and appropriate pricing level. There can be no assurance that the credit rating of a public or private entity used as a credit enhancer on a Fund investment will remain unchanged over the period of the Fund's ownership of that investment.

         PREPAYMENT RISK DUE TO DEFAULT ON UNDERLYING LOANS WITHIN A SECURITY. All Fund investments will have the highest credit rating or be credit enhanced by an entity with the highest rating. In the event that an underlying loan defaults on a Fund investment that has credit enhancement, funds received from the credit enhancer to meet the financial obligation will result in principal prepayment. Such an event may require the Manager to arrange for another investment as a replacement in the Fund portfolio. There can be no assurance that the Manager would be able to arrange an alternative investment with comparable returns and/or terms to the prepaid investment, or that the process of arranging such alternative investment would not add to the costs of managing the Fund.

         COORDINATING THE DEVELOPMENT OF INVESTMENTS. Many of the fixed-income private placement debt securities purchased as Fund investments will be uniquely structured to achieve the financial and economic objectives of the Fund. The Manager will often play a significant role in the structuring of Fund investments. The development of such securities will often require the Manager to cooperate with a variety of organizations, including but not limited to financial institutions, foundations, state agencies, community groups, national credit enhancers and other government entities. A lack of interest of other entities in developing investments could adversely affect the realization of the economic and financial objectives of the Fund.

         The success of developing credit enhancement for Fund investments will depend, in large part, on the availability of funds these organizations have for such activity and/or the amount of payment they expect to receive for their credit guarantees. A limited or dwindling supply of funds available for credit enhancement on Fund investments may adversely affect full realization of the Fund's objectives.

         ILLIQUIDITY OF PORTFOLIO INVESTMENTS. The Fund anticipates that some of its portfolio investments may consist of privately placed debt securities that at the time of acquisition may be subject to restrictions on sale and for which no ready secondary market will exist. Restricted securities cannot be sold publicly without prior agreement with the issuer to register the securities under the 1933 Act, or by selling such securities under Rule 144A or other rules under the 1933 Act, which permit only limited sales under specified conditions. Furthermore, even if the private placement debt securities owned by the Fund become publicly traded, the Fund, ability to sell such securities may be limited by the lack of or limited nature of a trading market for such securities. If the restricted securities held by the Fund are sold to the public, the Fund, under certain circumstances, may be deemed an "underwriter" or a controlling person with respect thereto for the purposes of the 1933 Act, and be subject to liabilities as such under that Act. See "Investment Program."

         PRIVATE PLACEMENT SECURITIES. Fund investments will be private placement debt securities. The Fund will often be the sole buyer of such securities designed for purchase by the Fund. An investor purchasing Shares of the Fund must recognize that the securities purchased by the Fund will be, by definition, illiquid investments for which there is currently no secondary market. When making portfolio purchases the Fund may pay a premium for the community benefits embedded in each transaction. When making sales of portfolio investments the Fund will seek to obtain a premium from the purchaser; however, there can be no assurances as to the exact amount of premium that will be received, if any.

         FIXED INTEREST RATE INVESTMENTS. The Fund generally will purchase debt securities with fixed interest rates. The market value of these investments will be directly affected by changes in prevailing interest rates. An increase in interest rates will generally reduce the value of the portfolio investments and a decline in interest rates will generally increase the value of those investments. See "Investment Program."

         INTEREST RATE RISK ASSOCIATED WITH MORTGAGE AND ASSET BACKED SECURITIES. The Fund will invest in Mortgage and Asset Backed Securities ("MBSs" and "ABSs"). The value of MBSs and ABSs is based on the underlying pools of mortgages and assets that serve as the asset base for the securities. The value of MBSs and ABSs will be significantly influenced by changes in interest rates because mortgage and asset backed pool valuations fluctuate with interest rate changes. Specifically, when interest rates decline, many borrowers refinance existing loans, resulting in principal prepayments which leads to early payment of the securities. Early payment of an investment in MBSs or ABSs can result in a significantly lower return than the return expected at the time the securities were purchased. In addition, a decline in interest rates that leads to prepayment of MBSs or ABSs may result in a reinvestment requirement at a time when the interest rate environment presents less attractive alternatives for the Manager to choose from to achieve its investment objectives.

         REPURCHASE AGREEMENTS. The Fund may enter into repurchase agreements. Under a repurchase agreement, the seller agrees to repurchase a security at a mutually agreed time and price. If the other party to a repurchase agreement defaults on its obligation under the agreement, the Fund may suffer delays and incur costs or even lose money in exercising its rights under the agreement.

         DERIVATIVES. The Fund may use derivatives. See "Investment Guidelines - Derivatives".

Derivatives are volatile and involve significant risks, including:

         Credit Risk - the risk that the counterparty (the party on the other side of the transaction) on a derivative transaction will be unable to honor its financial obligations to the Fund.

         Leverage Risk - the risk associated with certain types of investments or trading strategies that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

         Liquidity Risk - the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

                              CONFLICTS OF INTEREST

         TRANSACTIONS BY OTHER CLIENTS. The Manager's and the Sub-Manager's services to the Fund are not exclusive. Neither Access nor MLIM is prohibited under the Management Agreement or the Sub-Management Agreement from establishing additional investment entities that will engage in similar transactions as the Fund.

         To the extent that portfolios of other funds advised by the Manager or Sub-Manager desire to invest in opportunities available to the Fund, such opportunities will be allocated among the Fund and such other funds in a manner deemed fair and equitable considering all of the circumstances in accordance with procedures approved by the Board (including a majority of the disinterested directors). The participation by such other funds in the community investment market could make it more difficult for the Fund to acquire such private placement debt securities on attractive terms.

         INDEMNIFICATION AND EXCULPATION. The Fund's Articles of Incorporation provide for indemnification of directors, officers, employees, and agents (including the Manager) of the Fund to the full extent permitted by Maryland law and the 1940 Act, including the advance of expenses and reasonable counsel fees. The Articles of Incorporation also contain a provision eliminating personal liability, to the extent allowed by the 1940 Act, of a Fund director or officer or its shareholders for monetary damages for certain breaches of their duty of care.

         ELECTION OF DISINTERESTED DIRECTORS. As required by the 1940 Act, a majority of the Fund's directors are disinterested directors. Although the continued tenure of all directors will be subject to annual election by shareholders, the initial election of directors, including the disinterested directors, was made by the initial shareholder. See "Management."

         EFFECT OF BORROWING. The Manager's fees will be based on the value of the Fund's total assets, including assets purchased with borrowed funds. Therefore, decisions by the Manager to cause the Fund to borrow additional funds will increase the Manager's fees. The Fund's overall borrowing limits, however, are set by the 1940 Act and also by the Board in the light of its fiduciary duty to the shareholders. See "Investment Program -- General."

                                 USE OF PROCEEDS

         The net proceeds to the Fund from the sale of the Shares offered hereby are estimated at $1,000,000,000 if the maximum number of Shares offered hereby are sold. The Fund intends to apply the proceeds of this offering to purchase private placement transactions with eligible portfolio investments in Designated Target Regions in furtherance of its investment objective and policies. Shares will be sold to subscribers pursuant to one or more closings to be made from time to time through December 31, 2006. Shares are sold by Subscription Agreement and the Fund intends to call each commitment within six months. If the Fund is unable to find suitable investments in an applicable Designated Target Region with a period of six months, the Investor may either select a new Designated Target Region or terminate its commitment without penalty.

                                   REGULATION

         After filing its election to be treated as a BDC, a company may not withdraw its election without first obtaining the approval of holders of a majority of its outstanding voting securities (as defined under the 1940 Act). The following is a brief description of the relevant sections of the 1940 Act and is qualified in its entirety by reference to the full text of the 1940 Act and the rules thereunder.

         Generally, to be eligible to elect BDC status, a company must engage in the business of furnishing capital and offering significant managerial assistance to "eligible portfolio investments" as defined below. More specifically, in order to qualify as a BDC, a company must (i) be a domestic company; (ii) have registered a class of its securities or have filed a registration statement with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934 ("1934 Act"); (iii) operate for the purpose of investing in the securities of certain types of eligible portfolio investments; (iv) offer to extend significant managerial assistance to such eligible portfolio investments;
(v) have a majority of disinterested directors; and (vi) file (or under certain circumstances, intend to file) a proper notice of election with the SEC. The National Securities Improvement Act of 1996 relaxed the requirement set forth in clause (iv), above, in certain respects; in this regard a BDC is not required to offer significant managerial assistance to an issuer which has total assets of not more than $4 million and capital and surplus of not less than $2 million or with respect to any other issuer that meets such criteria as the Securities and Exchange Commission otherwise may provide.

         "Making available significant managerial assistance" is defined under the 1940 Act in relevant part as (i) an arrangement whereby the BDC, through its officers, directors or employees, offers to provide and, if accepted, does provide, significant guidance and counsel concerning the management, operations, or business objectives of a portfolio company; or (ii) the exercise by a BDC of a controlling influence over the management or policies of the portfolio company by the BDC acting individually or as part of a group acting together which controls the portfolio company. The Fund intends to offer to provide significant managerial assistance, including advice on the design, implementation, and monitoring phases of the investments, to the issuers whose private placement debt securities it purchases.

         An "eligible portfolio company" generally is a United States company that is not an investment company and that (i) does not have a class of securities registered on an exchange or included in the Federal Reserve Board's over-the-counter margin list; (ii) is actively controlled by a BDC and has an affiliate of a BDC on its board of directors; or (iii) meets such other criteria as may be established by the SEC. Control under the 1940 Act is presumed to exist where a BDC owns more than 25% of the outstanding voting securities of the eligible portfolio company.

         The 1940 Act prohibits or restricts companies subject to its provisions from investing in certain types of companies, such as brokerage firms, insurance companies, investment banking firms, and investment companies. Moreover, the 1940 Act limits the type of assets that BDCs may acquire to certain prescribed qualifying assets and certain assets necessary for its operations (such as office furniture, equipment, and facilities) if, at the time of acquisition, less than 70% of the value of a BDC's assets consist of qualifying assets. Qualifying assets include: (i) privately acquired securities of companies that were eligible portfolio investments at the time such BDC acquired their securities; (ii) securities of bankrupt or insolvent companies; (iii) securities of eligible portfolio investments controlled by a BDC; (iv) securities received in exchange for or distributed in or with respect to any of the foregoing; and
(v) cash items, government securities, and high-quality short-term debt. The 1940 Act also places restrictions on the nature of transactions in which, and the persons from whom, securities can be purchased in order for the securities to be considered qualifying assets. Such restrictions include limiting purchases to actions not involving a public offering and the requirement that securities be acquired directly from either the portfolio company or its officers, directors, or affiliates.

         The Fund, as a BDC, may sell its Shares at a price that is below its net asset value per Share, provided that a majority of the Fund's disinterested directors has determined that such sale would be in the best interests of the Fund and its shareholders and upon the approval by the holders of a majority of its outstanding voting securities, including a majority of the voting securities held by non-affiliated persons, of such policy or practice within one year of such sale. A majority of the disinterested directors also must determine in good faith, in consultation with the underwriters of the offering if the offering is underwritten, that the price of the securities being sold is not less than a price which closely approximates market value of the securities, less any distribution discounts or commissions. As deemed in the 1940 Act, the term "majority of the outstanding voting securities" of the Fund means the vote of
(i) 67% or more of the Fund's Shares present at a meeting, if the holders of more than 50% of the outstanding Shares are present or represented by proxy, or
(ii) more than 50% of the Fund's outstanding Shares, whichever is less.

         Many transactions involving a company and its affiliates (as well as affiliates of those affiliates) are permissible for BDCs, including the Fund, upon the prior approval of a majority of the Fund's disinterested directors and a majority of the directors having no financial interest in the transactions. However, certain transactions involving certain persons related to the Fund, including its directors, officers, the Manager, and the Sub-Manager, may still require the prior approval of the SEC. In general, (i) any person who owns, controls, or holds power to vote, more than 5% of the Fund's outstanding Shares, (ii) any director, executive officer, or general partner of that person, and (iii) any person who directly or indirectly controls, is controlled by, or is under common control with, that person, must obtain the prior approval of a majority of the Fund's disinterested directors, and, in some situations, the prior approval of the SEC, before engaging in certain transactions involving the company or any company controlled by the Fund. The 1940 Act generally does not restrict actions between the Fund and its portfolio companies. While a BDC may change the nature of its business so as to cease being a BDC (and in connection therewith withdraw its election to be treated as a BDC) only if authorized to do so by a majority vote (as deemed by the 1940 Act) of its outstanding voting securities, shareholder approval of changes in other fundamental investment policies of a BDC, except for fundamental policies regarding periodic repurchase of Shares, which require a majority vote (see "DESCRIPTION OF OFFERING -- Withdrawal of Funds"), is generally not required. In contrast, the 1940 Act requires shareholder approval for a change in any fundamental investment policy.

                                   MANAGEMENT

DIRECTORS

The Fund's Board of Directors, elected annually by shareholders, will establish and review policy for the management of the Fund. A majority of the members of the Board, as required by Section 56(a) of the 1940 Act, are disinterested. The Board will meet no less frequently than quarterly. The Board will review and approve annually the contracts between the Fund, Access, and any other affiliates of Access. Management will be responsible for all day-to-day business decisions regarding operations of the Fund. Specifically, all decisions about buying and selling portfolio investments will be Management's responsibility. The Board will review and consider the allocation of actual investments as compared to the allocation indicated by investors' Designated Target Regions.

         As of the date of the Private Offering Memorandum, the Fund's Directors are:

------------------------------------------------- ----------------------------------------------------------------------------
Name, Age and Offices with the Fund               Principal Occupation During At Least Past Five Years and Public
                                                  Directorships as of March 1, 2001
------------------------------------------------- ----------------------------------------------------------------------------
Stephen B. Swensrud, 67                           Chairman of Fernwood Advisors (investment adviser) since 1996; Principal
 Director since 2001                              of Fernwood Associates (financial consultant) since 1975; Director and
                                                  Chairman, RPP Corporation, since 1999; Director, International Mobile
                                                  Communications, Inc. since 1999.

                                                  In addition, Mr. Swensrud is a director of 44 registered investment companies consisting of 91 portfolios advised by Merrill Lynch Investment
                                                  Managers, L.P. or its affiliates.

------------------------------------------------- ----------------------------------------------------------------------------

------------------------------------------------- ----------------------------------------------------------------------------
M. Colyer Crum, 68                                James R. Williston Professor of Investment Management Emeritus, Harvard
 Director since 2001                              Business School since 1996; James R. Williston Professor of Investment
                                                  Management, Harvard Business School, from 1971 to 1996; director of
                                                  Cambridge Bancorp.

                                                  In addition, Mr. Crum is a Director of 26 registered investment companies consisting of 51 portfolios advised by Merrill Lynch Investment Managers,
                                                  L.P. or its affiliates.
------------------------------------------------- ----------------------------------------------------------------------------
Terry K. Glenn*, 60                               Executive Vice President of Merrill Lynch Investment Managers, L.P. and
Director since 2001                               Fund Asset Management, L.P. since 1983; Executive Vice President and
                                                  Director of Princeton Services, Inc. since 1993; President of FAM
                                                  Distributors, Inc. since 1986 and Director thereof since 1991; President of Princeton Administrators, L.P. since 1988.

                                                  In addition, Mr. Glenn is President of and a Director of substantially all investment companies advised by Merrill Lynch Investment Managers, L.P. or its affiliates.
------------------------------------------------- ----------------------------------------------------------------------------
Peter J. Blampied, 58                             President, Corcoran Management Company, a real estate firm since 1998.
Director since 1997                               Vice Chairman Citizens Bank of Massachusetts (1993-94).  Chairman,
                                                  President & CEO Boston Five Bancorp (1989-1993).

                                                  In addition Mr. Blampied is a director of A.W. Perry, Inv. (1998-presernt)
                                                  and Environmental Power Corp. (1998-present) and a Trustee of Northeast
                                                  Investors Trust (2000-present).
------------------------------------------------- ----------------------------------------------------------------------------
Ronald A. Homer*, 54                              CEO & Co-Managing Member, Access Capital Strategies LLC (the Manager)
Director since 1997                               since 1997. President & CEO Boston Bank of Commerce (1983-1996).

                                                  In addition Mr. Homer is a Director of Sallie Mae (GSE).
------------------------------------------------- ----------------------------------------------------------------------------
Kevin J. Mulvaney, 52                             President, Strategic Advisors Group, a management-consulting firm since
Director since 1997                               1997.  Formerly President of DRI/McGraw Hill (1994-97). Executive Vice
                                                  President Bank of Boston (prior to 1993).
------------------------------------------------- ----------------------------------------------------------------------------

*An "interested" Director.

OFFICERS

         As of the date of the Private Offering Memorandum, the officers of the Fund are:

NAME                                     POSITION                    OTHER AFFILIATION
---------------------------------------- --------------------------- -----------------------------------------------

Ronald A. Homer                          Chairman                    CEO & Co-Managing Member, Access Capital
                                                                     Strategies LLC

David F. Sand                            CEO                         President & Co-Managing Member, Access
                                                                     Capital Strategies LLC


         The Fund will pay no compensation to its officers or directors who are "interested persons" (as defined in the 1940 Act) of the Manager or the Sub-Manager or to its directors who are officers, directors or employees of Access or any "affiliated person" thereof (as defined in the 1940 Act). The Fund's other directors will each receive a per meeting fee from the Fund of up to $2,000. The Directors' fees will be set by the Board. Such directors also will be reimbursed by the Fund for their expenses in attending meetings of the Board or any committee thereof.

THE MANAGER

         Access was formed in 1997 to focus upon managing the assets of institutional investors interested in community investing. In February 1997 the firm assumed the assets, but no liabilities, of Access Capital Strategies Corp. The predecessor firm was a wholly owned subsidiary of Mellon Bank Corp. from 1994-97.

         Access' principal business address is 124 Mt. Auburn Street, Suite 200N, Cambridge, Massachusetts 02138.

MANAGEMENT

RONALD A. HOMER. From 1983 to 1996, Mr. Homer was the president and chief executive officer of the Boston Bank of Commerce, New England's largest minority-owned financial institution. From 1979 to 1983, Mr. Homer was executive vice president and chief operating officer of Freedom National Bank of New York. He spent his first ten years in banking in a variety of commercial lending positions at Marine Midland Bank in New York. This experience included asset-based, commercial real estate, and multi-national corporate lending.

Mr. Homer is a director of the Student Loan Marketing Association, a GSE. He is a past president of the National Bankers Association and a former member of the Federal Reserve Board of Governors Consumer Advisory Council. He served on the administrative committee of the Government Relations Council of the American Bankers Association (`ABA') and was the founding chair of the ABA's Center for Community Development. He currently serves on the boards of the Initiative for a Competitive Inner City and the Center for Housing Policy.

Mr. Homer received a BA from the University of Notre Dame in 1968 and an MBA from the University of Rochester in 1971. He has an honorary Doctorate of Humane Letters from the University of Massachusetts and an honorary Masters Degree in Management from Cambridge College.

DAVID F. SAND. David F. Sand has more than twenty years of experience as a portfolio manager and investment adviser. As a Vice President at Shearson (1980 to 1984) and later as First Vice President of Drexel Burnham Lambert (1984 to
1985), he worked to combine market returns and economic results for institutional clients. He also served as Director and Portfolio Manager for Franklin Research and Development. Mr. Sand received his undergraduate degree from Princeton University in 1979 and his Masters in Public Administration from the John F. Kennedy School of Government at Harvard University in 1988.

THE MANAGEMENT AGREEMENT

         The Fund has entered into a Management Agreement with Access, pursuant to which Access will, subject to the investment policies and guidelines established by the Board, identify, evaluate, structure, and close the investments to be made by the Fund, arrange any debt financing for the Fund, provide portfolio management and servicing of private placement debt securities held in the Fund's portfolio, and administer the Fund's day-to-day affairs. Access will supervise all aspects of the operations of the Fund, including oversight of the Fund's transfer agent and portfolio accountant.

         The Management Agreement provides that the Fund will be required to pay all organizational and offering expenses (including accounting, legal, printing, clerical, filing and other expenses) incurred by the Fund. These expenses were approximately $100,000. The Fund will also pay all operating expenses except those specifically required to be borne by the Manager, including (i) brokerage and commission expenses and other transaction costs incident to the acquisition and dispositions of investments, (ii) federal, state, and local taxes and fees, including transfer taxes and filing fees, incurred by or levied upon the Fund,
(iii) interest charges and other fees in connection with borrowings, (iv) SEC fees and expenses and any fees and expenses of state securities regulatory authorities, (v) expenses of printing and distributing reports and notices to shareholders, (vi) costs of proxy solicitation, (vii) costs of meetings of shareholders and the Board, (viii) charges and expenses of the Fund's custodian, transfer agent, and dividend disbursing agent, (ix) compensation and expenses of the Fund's disinterested directors, and of any of the Fund's disinterested officers, and expenses of all directors in attending board or shareholder meetings, (x) legal and auditing expenses, including expenses incident to the documentation for, and consummation of, transactions; (xi) costs of any certificates representing the Shares, (xii) costs of stationery and supplies,
(xiii) the costs of membership by the Fund in any trade organizations, (xiv) expenses associated with litigation and other extraordinary or non-recurring expenses, and (xv) any insurance premiums. (See "Fees and Other Expenses".)

         The operating expenses required to be borne by the Manager are: (i) all costs and fees incident to the selection and investigation of prospective Fund investments, including associated due diligence expenses such as travel expenses and professional fees (but excluding legal and accounting fees and other costs incident to the closing, documentation, or consummation of such transactions);
(ii) the cost of adequate office space for the Fund and all necessary office equipment and services, including telephone service, heat, utilities, and similar items; (iii) the cost of providing the Fund with such corporate, administrative, and clerical personnel (including officers and directors of the Fund who are interested persons of the Manager and are acting in their respective capacities as officers and directors) as the Board reasonably deems necessary or advisable to perform the services required to be performed by the Manager under the

Management Agreement; and (iv) the cost of providing significant managerial assistance offered to and accepted by the recipients of Fund investments.

         As compensation for its services to the Fund, the Manager will receive an annual management fee of 0.50% of the Fund's average gross monthly assets less accrued liabilities, other than indebtedness for borrowings. This fee will be paid quarterly. Other fees payable to the Manager are discussed in "Fees and Other Expenses."

         Under the Management Agreement, the Manager will not be liable for any error in judgment or mistake of law or for any loss suffered by the Fund in connection with the Management Agreement, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Manager in the performance of its duties or from reckless disregard of its duties and obligations under the Management Agreement. The Management Agreement will continue in effect for a period longer than two years from its date of execution only if such continuation is approved at least annually by the Board or a majority of the outstanding voting securities of the Fund, and by a majority of the directors who are not parties to the Management Agreement or interested persons of such parties. The Management Agreement is terminable by vote of the Board or by the holders of a majority of the voting securities of the Fund, at any time without penalty, on 60 days' written notice to the Manager. The Management Agreement may also be terminated by the Manager on 60 days' written notice to the Fund and will be terminated automatically upon its assignment, as defined in the 1940 Act.

THE SUB-MANAGEMENT AGREEMENT

         Under the Sub-Management Agreement, the Manager will continue to have full responsibility for providing investment advisory services to the Fund. The Manager will discharge this responsibility in part through retention of MLIM, at the Manager's sole expense, to manage the day-to-day investment program of the Fund to the extent set forth in the proposed Sub-Management Agreement. The Manager will oversee the activities of MLIM and will be responsible for setting any policies it deems appropriate for MLIM's activities, subject to the direction of the Fund's Directors. Shareholders of the Fund will continue to receive the benefits of the Manager's supervision of the management of the Fund and, under the proposed arrangement, will receive the additional benefit of MLIM's investment advisory services. The combined contributions of the Manager and MLIM to the Fund's management should enhance the level of service to the Shareholders.

         As sub-manager of the Fund, MLIM will, to the extent set forth in the Sub-Management Agreement and subject to the supervision of the Fund's Board of Directors and the Manager and the investment policies and guidelines established by the Fund's Board of Directors and the Manager, identify, evaluate and structure the investments to be made by the Fund, arrange debt financing for the Fund, provide portfolio management and servicing of securities held in the Fund's portfolio, and administer the Fund's day-to-day affairs. In doing so, MLIM has agreed to act in conformity with, among other things, the instructions and directions of the Board of Directors of the Fund and the requirements of the Investment Company Act of 1940 and all other applicable federal and state laws and regulations. MLIM will, to the extent set forth in the Sub-Management Agreement, bear those expenses expressly stated to be payable by it under the Sub-Management Agreement.

         In consideration for the services provided and expenses assumed under the Sub-Management Agreement, the Manager has agreed to pay MLIM a fee, paid quarterly, at an annual rate of 0.25% of the Fund's average gross monthly assets, less accrued liabilities other than indebtedness for borrowings (or if greater, 50% of the Management Fee payable to the Manager under the Management Agreement); provided that, until the earlier of (i) December 31, 2001 and (ii) the date upon which the Fund reaches $250,000,000 in gross assets, the Sub-Management Fee in respect of any month shall be equal to the product obtained by multiplying (x) 0.50% of the Fund's average gross monthly assets for such month multiplied by (y) a fraction, the numerator of which is the aggregate amount of common stock sourced or owned by affiliates of the Sub-Manager as of the end of such month, and the denominator of which is the total amount of common stock of the Fund as of the end of such month. The Manager will bear the sole responsibility for the payment of the sub-management fee to MLIM.

         The Sub-Management Agreement became effective on March 1, 2001 and, unless sooner terminated, will continue for an initial term ending two years from the date of the Sub-Management Agreement. Thereafter, the Sub-Management Agreement will continue for successive one-year terms, provided that such continuation is specifically approved at least annually by a vote of a majority of the Directors, or by the vote of a majority of the outstanding Shares of the Fund, and, in either case, by a majority of the Directors who are not interested persons as defined in the 1940 Act, by vote cast in person at a meeting called for such purpose. The proposed Sub-Management Agreement will terminate automatically in the event of its assignment, as defined in the 1940 Act, or upon the termination of the Management Agreement.

         The Sub-Management Agreement will not result in an increase in the contractual rate of any advisory or sub-management fees payable by the Fund, but will result in the payment of the sub-management fees by the Manager to MLIM. Such sub-management fees will be borne solely by the Manager and not by the Fund.

         The Sub-Management Agreement provides that MLIM will not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund, the Manager or any of their respective affiliates in connection with the matters to which the Sub-Management Agreement relates, except to the extent resulting from the willful misconduct or gross negligence on the part of the Sub-Manager.

         Information about the Sub-Manager

         MLIM and its affiliates act as investment adviser to more than 100 registered investment companies and offer investment advisory services to individuals and institutional accounts. As of May 2001, MLIM and its affiliates had a total of approximately $545 billion in investment company and other portfolio assets under management.

         MLIM is organized as a limited partnership. The general partner of MLIM is Princeton Services, Inc. ("Princeton Services"). The limited partner of MLIM is Merrill Lynch and Co., Inc. ("ML& Co."). Princeton Services is a wholly-owned subsidiary of Merrill Lynch Group, Inc. ("Merrill Lynch Group"). Merrill Lynch Group is a wholly-owned subsidiary of ML & Co.

ML & Co. and Princeton Services control MLIM through their ownership of the voting securities of MLIM and their power to exercise a controlling influence over the management and policies of MLIM.

         Jeffrey M. Peek is the President of MLIM. Mr. Peek also serves as President and Director of Princeton Services and Executive Vice President of ML & Co. The principal business address of Mr. Peek, MLIM and Princeton Services is P.O. Box 9011, Princeton, New Jersey 08543-9011. The principal business address of ML & Co. and Merrill Lynch Group is 4 World Financial Center, New York, New York 10080.

         Terry K. Glenn serves as the Executive Vice President of MLIM, Executive Vice President and Director of Princeton Services, Executive Vice President of Fund Asset Management, L.P., President and Director of FAM Distributors, Inc. and President of Princeton Administrators, L.P. The principal business address of Mr. Glenn is P.O. Box 911, Princeton, NJ 08543-9011

CUSTODIAN

         The Fund's Custodian is State Street Bank and Trust Company.

CONTROL PERSONS

         As of July 9, 2001, the Fund has 13,282,430 Shares outstanding(after giving effect to a stock split effective as of such date). Those shareholders who beneficially own more than 25% of the outstanding shares of the Fund may be deemed to be controlling persons of the Fund under the 1940 Act.

                             FEES AND OTHER EXPENSES

         Access Capital Strategies LLC, the Manager, will maintain an account for each investor in the Fund. Investors making a commitment to the Fund will open an account, submit a Designated Target Region designation form and pay the Manager a fee of twenty five basis points (0.25%) of their commitment. The Manager and the Sub-Manager will work to identify investment opportunities and will call upon investor commitments when Fund investments are ready. When the Manager or the Sub-Manager is ready to make a Fund investment, investor commitments will be called and the Manager or the Sub-Manager will purchase Shares in the Fund on behalf of each investor.

         When the Manager has structured a Fund investment, the Manager, under certain conditions, may receive from the Fund a 100 basis point (1.00%) investment structuring fee. Structuring fees can only be charged when an issuer of securities purchased by the Fund agrees to bear the cost of the 1% fee. From inception through the March 2001 revision to this Offering Memorandum, no investment structuring fees have been charged.

          The Manager will receive from the Fund an annual management fee, paid quarterly, of fifty basis points (0.50%) of the Fund's average monthly gross assets less accrued liabilities, other than indebtedness for borrowing. The Sub-Manager will receive from the Manager an annual sub-management fee, paid quarterly, of twenty-five basis points (0.25%) of the Fund's average monthly gross assets less accrued liabilities, other than indebtedness for borrowings (or if greater, 50% of the Management Fee payable to the Manager under the Management Agreement).

         The Fund will be charged six basis points (0.06%) of the Fund's total assets, including assets purchased with borrowed funds, for custody and portfolio accounting services and operating expenses.

         Combined organizational and offering expenses (primarily legal) for the Fund were approximately $100,000. The Manager agreed to pay these expenses and be reimbursed by the Fund during the offering period. Beginning with the first closing and continuing until the final closing, the Fund has been and will continue to be charged an annual fee of two basis points (0.02%) of the Fund's, total assets, including assets purchased with borrowed funds, paid quarterly, to reimburse the Manager up to the amount of combined organizational and offering expenses. To the extent that the Manager is not fully reimbursed for these expenses, they will be borne by the Manager.

         To the extent that the Manager and the Sub-Manager are not fully reimbursed for Fund expenses, they will be borne by the Manager and the Sub-Manager.

         Investors withdrawing from the Fund will (except as otherwise described under " Description of Offering - Withdrawal of Funds - Method of Repurchasing Shares") receive the then current net asset value per Share and have transferred to their account maintained by the Manager the net proceeds from liquidation of their Shares in the Fund. The Manager will then charge their account a 1.00% withdrawal fee and the assets remaining in their account will then be returned to the investor. The 1% fee will not be charged on funds withdrawn after an investor has been in the Fund for three years. For shareholders of the Fund as of March 1, 2001, the fee will be waived on redemptions subsequent to March 1, 2004. Any arrangements made by individual shareholders prior to March 1, 2001 will take precedence over this change. For shareholders entering the Fund after March 1, 2001, the fee will be waived on redemptions subsequent to their third anniversary of becoming a shareholder.

                           DIVIDENDS AND DISTRIBUTIONS

         The Fund intends to distribute to shareholders substantially all of its net investment income and net realized capital gains, if any, as determined for income tax purposes. Applicable law, including provisions of the 1940 Act, may limit the amount of dividends and other distributions payable by the Fund. Income dividends will generally be paid quarterly. For a listing of the Fund's dividends paid since inception please see Attachment C. Substantially all of the Fund's net capital gain (the excess of net long-term capital gain over net short-term capital loss) and the excess of net short-term capital gain over net long-term capital loss, if any, will be distributed annually.

         The Fund intends to implement a Dividend Reinvestment Program, pursuant to which a shareholder may elect to have all dividend and capital gains distributions reinvested automatically in full and fractional shares of the Fund at the net asset value per share determined on the date of such dividend or distribution. Reinvested dividends will be placed in eligible investments within each investor's Designated Target Region.

         The automatic reinvestment of dividends and distributions will not relieve participants of any Federal income tax that may be payable (or required to be withheld) on such dividends or distributions. Selection of dividend payment options is made on the Subscription Agreement and subsequent changes to an investor's choice can be made by written request to the Manager.

         The Manager may seek to invest the proceeds of matured, repaid or resold investments, net of the above distributions to shareholders, principal payments on borrowings, and expenses or other obligations of the Fund, in new private placement debt securities. Alternatively, any such proceeds, net of any principal repayments on borrowings, expenses or other obligations of the Fund, and certain other amounts, may be distributed periodically to shareholders. Distribution of such amounts is likely to cause annual distributions to exceed the earnings and profits of the Fund, in which case such excess will be considered a tax-free return of capital to a shareholder, to the extent of the shareholder's adjusted basis in his Shares, and then as capital gain.

                             DESCRIPTION OF OFFERING

QUALIFIED INVESTORS

         An investment in the Fund involves a high degree of financial risk and is suitable only for investors of substantial financial means who have no need for liquidity in their investment and who can afford to bear the risk of loss of a significant portion of their investment. Each prospective investor must meet the suitability standards summarized in this section and contained in the Subscription Agreement. These standards have been set based upon applicable regulations of the SEC regarding exempt offerings. Prospective investors should be aware that the suitability standards represent only one of many factors to be considered in making a decision whether to invest in the Fund. The suitability standards are minimum requirements and should not be construed as an indication that a prospective investor should purchase an interest in the Fund.

         The Shares are offered only to such institutions as are deemed to be institutional "accredited investors" as defined in Regulation D under the 1933 Act. In addition, no offer or sale of the Shares will be made to any investor unless the Fund believes prior to making the sale that the investor, either alone or with its purchaser representative(s), has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Fund. Moreover, the Fund must believe that the investor is acquiring the Shares for its own account and not for resale. Each prospective investor will be required to represent in its Subscription Agreement that it meets the foregoing requirements.

         Management will seek institutional investors for the Fund from within the United States. Management reserves the right to close the Fund prior to the scheduled closing on December 31, 2006. After December 31, 2006, the Fund may be closed for a period of time and then reopened for new investment or may remain closed until the Fund termination date.

         The offering of subscriptions for Shares began in 1998. The minimum subscription amount is $500,000, or such lesser amount as determined by the Manager, except that the Manager and the officers and directors of the Fund and the Manager are subject to a $1,000 minimum subscription amount

TYPES OF FINANCING

         There are regulatory limits on the amount of leverage that a BDC may incur. The Fund may not incur borrowings unless, immediately after the borrowing is incurred, such borrowings would have asset coverage of at least 200%. In other words, the amount of money borrowed is limited to 50% of the prevailing market value of the Fund's net assets inclusive of the borrowed amounts.

         Management believes that leveraging the Fund may enhance the value of Share ownership for all investors in that:

         -the amount borrowed will not expose the Fund to undue risk; and

         -investors will be rewarded for their commitment through receipt of added dividends on their Shares if the Fund is able to earn returns on investment in Round Two greater than the debt service obligations incurred.

         Borrowings will be undertaken at the discretion of the Fund only if market and other conditions warrant. Leveraging the Fund is not essential to successful realization of its investment objective. There is no assurance that debt financings will occur, or that Management will be successful in causing the use of leverage to enhance the return of the Fund.

SUBSCRIPTION PROCEDURES

         To purchase Shares, a prospective qualified investor must deliver to the Fund (i) a completed prospective subscriber questionnaire in the form provided with this Private Offering Memorandum; (ii) two completed, executed copies of the Subscription Agreement, such agreement and the signature page to be in the form provided with this Private Offering Memorandum; and (iii) two completed, executed copies of the Investment Advisory Agreement, such agreement and the signature page to be in the form provided with this Private Offering Memorandum. Upon receipt of notice, the prospective investor must also pay by wire transfer to an account designated by the Fund, before the due date specified by the Fund, the payment for the twenty-five basis point commitment fee.

         Subscriptions may be made only by executing and delivering a Subscription Agreement and Investment Advisory Agreement in the form specified by the Fund. The rights and obligations under the Subscription Agreement and Investment Advisory Agreement may not be transferred or assigned by a subscriber without the consent of the Fund (in the case of the Subscription Agreement) or the Manager and the Sub-Manager (in the case of the Investment Advisory Agreement).

         The Fund will seek to give investors whose subscriptions have been received and accepted at least seven days' written notice of the closing at which the investor will first purchase Shares. The notices will include payment instructions.

         Following the closing at which a subscriber purchases Shares, the Fund will provide the Subscriber a countersigned copy of the subscriber's Subscription Agreement and Investment Advisory Agreement and a statement issued by the Transfer Agent indicating that Shares have been credited to the subscriber's account. Similar statements will be issued after each closing. Shareholders will have dividend and voting rights only with respect to Shares that have been purchased at any given time.

         Interest will be charged on amounts due under the Subscription Agreement and received by the Fund later than fourteen business days after the date the payment is due, calculated at a daily rate equal on an annualized basis to four percentage points over the highest rate of interest reported from time to time as a "prime rate" by THE WALL STREET JOURNAL (but not in excess of the maximum rate of interest permitted by law). If a default in a payment under the Subscription Agreement (including interest charges) remains un-cured for 30 days following a payment date, the Fund may, at its option, pursue any or all of the following remedies: (i) cancel the balance of the subscriber's Share subscription (including the installment as to which the subscriber had defaulted), (ii) assign the remaining balance of the subscriber's Share subscription (including the installment as to which the subscriber has defaulted) to another investor selected by the Fund and/or (iii) repurchase the Shares then owned by the defaulting subscriber at a purchase price per Share equal to the lesser of 90% of the Shares' then-current net asset value or the price at which the Subscriber purchased the Shares. The election by the Fund to pursue one or more of these remedies will not preclude the Fund from pursuing any rights it may have to seek judicial enforcement of the Subscriber's subscription obligation.

DISTRIBUTION ARRANGEMENTS

         The Fund will offer and sell its Shares directly. In addition, Access may pay commissions to certain persons for assisting in the capital-raising activities of the Fund. However, the expense of such commissions will be borne by Access and will not be paid out of the Fund's assets.

         The Fund has entered into a distribution arrangement with FAM Distributors, Inc. (the "Distributor"). Pursuant to the distribution arrangement, the Distributor will identify potential investors in the Fund, introduce to the Fund potential investors in the Fund, and market the private placement offering of shares of the Fund to potential investors pursuant to exemptions from the registration requirements of applicable securities laws. In addition, the Distributor may from time to time enter into selected dealer agreements with other securities dealers, including Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"). If the Distributor enters into any such selected dealer agreements, such other selected dealers may introduce to the Fund potential investors in the Fund, and market the private placement offering of shares of the Fund to potential investors pursuant to exemptions from the registration requirements of applicable securities laws.

         MLPF&S is an affiliated person, as defined in the Investment Company Act, of the Sub-Adviser, because MLPF&S and the Sub-Adviser are under the common control of ML & Co. See "Portfolio Transactions and Brokerage".

         Because of the affiliation of MLPF&S with the Sub-Adviser, the Fund will be prohibited from engaging in certain transactions involving MLPF&S except pursuant to an exemptive order or otherwise in compliance with the provisions of the Investment Company Act.

CLOSINGS

         Management held a first closing in 1998. The first Designated Target Region was New England. Management anticipates being able to hold subsequent closings soon after the first closing. Generally, subsequent closings have been held when other regions have been targeted or when additional investors wish to commit to regions already designated. For a list of Designated Target Regions provided by Fund investors see Attachment B. Shares were issued concurrent with the first closing for a purchase price (adjusted to reflect a stock split that occurred on July 9, 2001) of $10 per Share. Shares have been issued in subsequent closings at the Fund's then-current net asset value per Share, which (when adjusted to reflect the stock split that occurred on July 9, 2001) has been more or less than $10 per Share. For a list of the Fund's NAVs since inception see Attachment A. A final closing will be held on or before December 31, 2006.

         The amount and timing of closings may be affected by the diversification requirements under the Internal Revenue Code for qualification as a RIC. See "Federal Income Taxation."

WITHDRAWAL OF FUNDS

         PERIODIC REPURCHASE PROGRAM. The Fund has a periodic repurchase program, which was duly adopted by the Board and the shareholders of the Fund. The periodic repurchase program can only be changed by the vote of a majority of the shareholders.

         The periodic repurchase program will be an opportunity for investors to tender their Shares if they so choose; however, investors will not be required to tender their Shares (subject to conditions in "Fund Termination Date" below). Investors tendering Shares under the periodic repurchase program will receive the net proceeds of liquidated Shares in their account and will then be charged a 1.00% redemption fee. The 1% fee will not be charged on funds withdrawn after an investor has been in the Fund for three years. For shareholders of the Fund as of March 1, 2001, the fee will be waived on redemptions subsequent to March 1, 2004. Any arrangements made by individual shareholders prior to March 1, 2001 will take precedence over this change. For shareholders entering the Fund after March 1, 2001, the fee will be waived on redemptions subsequent to their third anniversary of becoming a shareholder.

         Under the periodic repurchase plan, the Board will determine the percentage of the Fund's outstanding Shares that may be tendered by shareholders for redemption ("redemption amount"). The redemption amount may not be greater than 25% nor less than 5% of the Fund's outstanding Shares. In the event that too many Shares are tendered by shareholders, the Fund will repurchase Shares on a pro rata basis. The first deadline for tendering Shares pursuant to the periodic repurchase program was established by the Board ("repurchase request deadline") as August 3, 1998. Each succeeding repurchase request deadline under the periodic repurchase program has occurred and will continue to occur every three months thereafter. Each investor will receive advance notice of each repurchase request deadline and other terms of the periodic repurchase offer as proscribed by Rule 23c-3.

         During the period before any repurchase offer is made, the Fund may apply for an order from the SEC exempting it from certain restrictions of Rule 23c-3, including restrictions on the percentage of Shares it may offer to repurchase under the Rule 23c-3 periodic repurchase program. If the Board determines that it is in the best interest of the shareholders to do so, the Fund may apply for such exemptive relief from the current 25% maximum cap. However, unless and until such exemptive relief is obtained, the current 25% maximum restrictions will apply. There can be no assurance that the Fund will apply for or obtain exemptive relief.

         DISCRETIONARY REPURCHASE PROGRAM. The Fund may establish a discretionary repurchase program. The discretionary repurchase program also will be an opportunity for investors to tender their Shares if they so choose; however, investors will not be required to tender their Shares (subject to conditions in "Fund Termination Date" below). Investors tendering Shares under the discretionary repurchase program will receive the net proceeds of liquidated Shares in their account and will then be charged a 1.00% redemption fee.

         Under the discretionary repurchase plan, the Board also will determine the redemption amount percentage that may be tendered by shareholders for redemption; however, the redemption amount may be up to 100% of the Fund's outstanding Shares. After the first discretionary repurchase program another discretionary repurchase program cannot be authorized until two years from the date of that discretionary repurchase offer. The periodic repurchase program will not be affected by discretionary repurchase program. Each investor will receive advance notice of each repurchase request deadline and other terms of the discretionary repurchase program as proscribed by Rule 23c-3.

         METHOD OF REPURCHASING SHARES. Management will design a strategy for payments to investors for each repurchase offering using one or more of the following funding options:

                  -Open the Fund to new investors who would purchase the shares of the redeeming investor(s)

                  -Sell investments in the Fund to generate proceeds needed to make redemption payments

                  -Transfer underlying Fund investments to an investor's account and sell the investments in the account

                  -Distribute in-kind securities to the redeeming investor(s)

                  -a combination of the above.

There can be no assurance that proceeds received from redemption will equal the then current NAV. Management will be responsible for designing strategies for distributions under the repurchase program that balance the needs of investors tendering Shares and investors remaining in the Fund.

         FUND TERMINATION DATE. The Fund will terminate operations and all investors will be required to tender all Shares outstanding on December 31, 2032.

         Management will be responsible for designing a strategy for terminating Fund operations. At the time of termination, Management will raise funds to pay shareholders by:

                  -Liquidating Fund investments and distributing the proceeds;
                  or
                  -Making in-kind distribution of Fund investments.

                            TRANSFERABILITY OF SHARES

         The Shares will not be registered under the 1933 Act or under the securities laws of the various states (except as necessary to claim a limited offering exemption) on the grounds that their issuance and sale is exempt from such registration requirements as not involving a public offering pursuant to
Section 4(2) of the 1933 Act and applicable provisions of the securities laws of the various states.

         Because the Shares will be acquired by investors in transactions not involving a public offering, they will be "restricted securities" and may be required to be held until the Fund Termination unless redeemed earlier. Shares may not be sold, transferred, assigned, pledged, or otherwise disposed of without registration under applicable federal or state securities laws or pursuant to an exemption from registration (in which case the shareholder will at the option of the Fund be required to provide the Fund with a legal opinion, in form and substance satisfactory to the Fund, that registration is not required). Accordingly, an investor must be willing to bear the economic risk of investment in the Shares until Shares are redeemed or the Fund is liquidated. No sale, transfer, assignment, pledge, or other disposition, whether voluntary or involuntary, of the Shares may be made except by registration by the transfer agent on the Fund's books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and to execute such other instruments or certifications as are reasonably required by the Fund. A transfer of the Shares owned by a shareholder will not relieve the shareholder of any unfulfilled subscription obligation. Consent of the Fund is required prior to the assumption of the transferor's Subscription Agreement by another party. The Fund may withhold consent to such an assumption at its absolute discretion.

                                    VALUATION

         The value of the private placement debt securities and other assets in the Fund's portfolio will be determined weekly and at such other times as the Board believes circumstances warrant. Fund securities will be valued by State Street Bank and Trust Company ("State Street"), a provider of accounting services to the Fund, based on the specific pricing methodology provided by the Manager or the Sub-Manager for each particular security in accordance with procedures approved by the Board of Directors.

         The Manager will not supply market prices for purposes of valuing the Fund's portfolio and marking Fund investments to market. Due to the nature of the Fund's investments, Access believes that reliable market quotations generally will not be readily available for purposes of valuing the Fund's portfolio securities. The initial purchase price of a particular security will be negotiated between the security issuer and the Manager or the Sub-Manager based on all relevant factors, including current market conditions. The Fund anticipates that the Fund will generally pay a premium for investments that are eligible for CRA credit over the price for comparable investments that are not eligible for CRA credit. Following the initial valuation of a portfolio security, the Manager or the Sub-Manager will provide State Street with a pricing matrix designed to maintain fair value of that security. The matrix will be based on information with respect to transactions in bonds, quotations from bond dealers, market transactions in comparable securities and various relationships among securities in order to determine value. Any other portfolio securities for which market quotations are readily available will be stated at fair market value. All securities and assets will be valued by State Street at their fair value in accordance with the procedures approved by the Board of Directors.

          The Fund's independent auditors may review and express an opinion on the reasonableness of the procedures applied by the Board and/or the State Street in valuing such assets and the appropriateness of the underlying documentation, but determinations of fair value involve subjective judgment not susceptible to substantiation by auditing procedures. Accordingly, under current standards, the auditors' opinion on the Fund's financial statements in its annual report is expected to be rendered subject to the possible effect on the financial statements of such valuations.

         Net asset value per Share generally will be determined weekly. In addition, to comply with a provision of the 1940 Act that Shares not be sold at a price below net asset value without shareholder approval, net asset value per Share must be determined as of a date within 48 hours (excluding Saturdays, Sundays and holidays) before Shares are sold (including sales pursuant to capital calls; see "Description of Offering"). Net asset value per Share will be determined by dividing the value of the portfolio investments held by the Fund, plus cash and other assets (including interest and dividends accrued but not yet received and earned discount minus all liabilities including expenses and fees) by the total number of Shares outstanding at that time.

                      PORTFOLIO TRANSACTIONS AND BROKERAGE

         Private placement debt securities will generally be acquired by the Fund from the issuer thereof in privately-negotiated transactions not involving payment of brokerage commissions. The Fund may occasionally pay a commission or other fee to an unaffiliated third party for brokerage or referral services.

         The Fund may purchase securities from the FannieMae Customer Service Trading Desk. FannieMae is an affiliated person of the Manager and possibly a controlling shareholder of the

Manager due to FannieMae's ownership interest in Access. All purchases and sales for the Fund from FannieMae will be in accordance with procedures adopted by the Board of Directors of the Fund designed to ensure that such securities are offered for sale on terms and under circumstances that are substantially the same, or at least as favorable, as those prevailing at the same time for comparable transactions with other nonaffiliated companies.

         The Manager may, consistent with the best interests of the Fund and subject to review by the Board, select brokers to execute the Fund's portfolio transactions on the basis of the brokerage, research, statistical, and pricing services they provide to the Fund. A commission paid to such brokers may be higher than another qualified broker might have charged for effecting the same transaction, provided the Manager determines in good faith that such commission is reasonable in terms either of the transaction or the overall responsibility of the Manager to the Fund and the Manager's other clients and that the total commission paid by the Fund will be reasonable in relation to the benefits to the Fund over the long term.

         Investment decisions for the Fund and for other clients managed by the Manager will generally be made independently of each other in light of the different Designated Target Regions selected by investors in each Fund. The same investment decision, however, may occasionally be made for the Fund and one or more of such other clients. In such cases, simultaneous transactions are inevitable. Purchases or sales are then allocated between the Fund and such other clients as to amount according to a method deemed equitable to the Fund and such other clients. While in some cases this could have a detrimental effect upon the price or value of the security as far as the Fund is concerned or upon its ability to complete its entire order, in other cases it is believed that coordination and the ability to participate in volume transactions will be beneficial to the Fund.

                             FEDERAL INCOME TAXATION

TAXATION OF THE FUND

         The Fund intends to elect the special income tax treatment available to RICs under the Code in order to be relieved of federal tax on that part of its net investment income and realized capital gains that it distributes in a timely manner to shareholders.

         The following is a general summary of certain of the United States federal income tax laws relating to the Fund and investors in its Shares. This discussion is based on the Code, regulations, published rulings and procedures and court decisions as of the date hereof. The tax law, as well as the interpretation thereof, is subject to change and any such change might interfere with the Fund's ability to qualify as a RIC. This discussion does not purport to deal with all of the United States federal tax consequences applicable to the Fund or to all categories of investors, some of whom may be subject to special rules. In addition, it does not address state, local, foreign or other taxes to which the Fund or its investors may be subject, or any proposed changes in applicable tax laws. Investors should consult their tax advisers with respect to an investment in Fund Shares.

         To be eligible for the special tax treatment accorded RICs, the Fund must distribute to its shareholders for each taxable year at least 90% of its investment company taxable income (consisting generally of net investment income and any excess of net short-term capital gain over net long-term capital losses) ("Distribution Requirement") and must meet several additional requirements. Among the requirements are the following: (a) the Fund must derive at least 90% of its gross income each taxable year from dividends, interest, payments with respect to loans of securities and gains from the sale or other disposition of securities or other income derived with respect to its business of investing in securities ("Income Requirement"); (b) the Fund must diversify its assets so that, at the close of each quarter of the Fund's taxable year, (i) not more than 25% of the value of its total assets is invested in the securities of a single issuer or in the securities of two or more issuers that the Fund controls under a 20% test and that are engaged in the same or similar trades or businesses or related trades or businesses and (ii) at least 50% of the value of its total assets is represented by cash, cash items, government securities, securities of other RICs and other securities (with each investment in such other securities limited so that not more than 5% of the market value of the Fund's total assets is invested in the securities of a single issuer and the Fund does not own more than 10% of the outstanding voting securities of a single issuer) ("Diversification Requirement"); and (c) the Fund must file an election to be treated as a RIC.

         In general, if the Fund fails to distribute in a calendar year substantially all of its net investment income and substantially all of its capital gain net income for the one-year period ending October 31 of such year (plus any amount that was not distributed in previous taxable years), the Fund will be subject to a 4% excise tax on the retained amounts. The Fund intends generally to make distributions sufficient to avoid imposition of federal income or excise taxes, although it may not be able to do so because of the borrowing coverage requirements under the 1940 Act.

         There can be no assurance that the Fund will qualify to be taxed as a RIC. Because of coverage requirements under the 1940 Act, it may be unable to satisfy the Distribution Requirement, and the Fund may have difficulty satisfying the Diversification Requirement. If the Fund does not qualify to be taxed as a RIC, the Fund will be taxed on its net income, and, in addition, all distributions from earnings and profits, including distributions of net capital gain, will be taxable, to shareholders not exempt from federal income taxation, as ordinary income. If the Fund does not qualify as a RIC during its first taxable year, or if the Fund qualifies as a RIC and thereafter fails to qualify, in order to qualify or requalify as a RIC thereafter, the Fund may be required to recognize unrealized gains, pay substantial taxes and interest, and make certain distributions.

TAXATION OF SHAREHOLDERS

         If the Fund qualifies to be taxed as a RIC, distributions of net investment income and the excess, if any, of net short-term capital gains over net long-term capital losses, will be taxable to shareholders not exempt from federal income taxation as ordinary income, and are anticipated not to be eligible for the corporate dividends-received deduction. Designated distributions of the excess, if any, of net long-term capital gains over net short-term capital losses ("net capital gain") will be taxable to each shareholder as long-term capital gains, without regard to how long a shareholder has held Shares of the Fund, and will not qualify for the corporate dividends-received deduction. Distributions in excess of the Fund's earnings and profits (generally, its net investment income and net capital gain) will be treated as a tax-free return of capital to the extent of the shareholders' basis in their Shares and thereafter as capital gain.

         Any dividend declared by the Fund in October, November, or December and payable to shareholders of record on a date in such a month generally is deemed to have been received by the shareholders on December 31 of such year, provided that the dividend actually is paid during January of the following year. The Fund will notify shareholders each year of the amount and tax status of dividends and other distributions, including the amount of any distribution of net capital gain. In general, any gain or loss realized upon a taxable disposition of Shares held by a shareholder as a capital asset will be treated as long-term capital gain or loss if the Shares have been held for more than twelve months, and otherwise as short-term capital gain or loss. However, any loss realized upon a taxable disposition of Shares held for six months or less will be treated as long-term, rather than short-term, capital loss to the extent of any long-term capital gain distributions received by the shareholder with respect to those Shares. All or a portion of any loss realized upon a taxable disposition of Shares will be disallowed if other Shares are purchased within 30 days before or after the disposition. In such a case, the basis of the newly purchased Shares will be adjusted to reflect the disallowed loss.

         Individuals and other taxpayers subject to limitations on miscellaneous itemized deductions are required to include in gross income an amount of certain Fund expenses relating to the production of income that are allocable to the shareholder. Such amount may be deductible by an individual shareholder as a miscellaneous itemized deduction to the extent such miscellaneous itemized deductions exceed 2% of adjusted gross income. Banks and other incorporated entities (other than S corporations) are not required to include these expenses in gross income.

         The Fund generally is required to withhold and remit to the U.S. Treasury 31% of the taxable dividends and other distributions paid to any individual or other non-exempt shareholder who fails to furnish the Fund with a correct taxpayer identification number, who has under reported dividends or interest income, or who fails to certify to the Fund that he or she is not subject to such withholding. An individual's taxpayer identification number is his or her social security number.

         Under the periodic repurchase program, a redemption may be treated for federal income tax purposes as a sale or exchange of the Shares redeemed, a dividend, or a return of capital (or in part a dividend and in part a return of capital). The redemption will be treated as an exchange if it is not essentially equivalent to a dividend, if it is a "substantially disproportionate" redemption, or if it is a termination of the shareholder's interest. The redemption will be treated as "substantially disproportionate" if the ratio that Shares owned by the redeeming shareholder immediately after the redemption bears to all of the Shares of the Fund at such time is less than 80% of the ratio that such shareholder's Shares immediately before the redemption bears to all of the Fund's Shares at such time.

         If a shareholder's redemption under the periodic repurchase program is not eligible for treatment as an exchange as described above, and if the redemption is not treated as an isolated redemption, the Fund's shareholders that redeem either no Shares or a smaller percentage of their Shares and whose relative interest in the Fund increased in connection with the redemption will be treated as receiving a distribution with respect to their Shares. The redemptions so treated and any deemed distributions to such other shareholders, along with regular cash distributions, will be treated as dividends to the extent of the Fund's current and accumulated earnings and profits. Thereafter, such actual and deemed distributions will be treated as a return of capital, with basis reduction to the extent thereof, and then as gain.

         Unless the Fund determines conclusively that a redemption is not eligible for treatment as an exchange for the reasons described above, it will not treat the redemption or any related deemed distribution as a dividend for purposes of satisfying the Distribution Requirement. It is not expected that the Fund will possess sufficient information to make this determination with respect to any redemption under the periodic repurchase program. It is therefore possible that it will later be determined that actual distributions made by the Fund should have been treated by shareholders as a return of capital or as gain.


                              DESCRIPTION OF SHARES

GENERAL

         SHAREHOLDER RIGHTS. All Shares participate equally in dividends and distributions and in the proceeds of any liquidation. Shares have no preference, conversion, exchange, or cumulative voting rights. The Fund has 100,000,000 Shares authorized.

         The Fund will not hold annual shareholder meetings unless scheduled by the Board of Directors. If an annual meeting of shareholders is held, shareholders shall elect the board of directors and transact such other business as may be required by law or as may properly come before the meeting. Except as otherwise required under the 1940 Act, voting power for the election of directors and for all other purposes shall be vested exclusively in the holders of the common stock. Shareholders are entitled to one vote per Share on all matters submitted to shareholder vote.

         The Fund will not issue Share certificates. The ownership of noncertificated Shares will be recorded on a stock ledger maintained by the Fund's Transfer Agent. At the time of issue or registration of transfer of any noncertificated Shares, the Fund will deliver to the registered holder of such Shares a nontransferable statement of ownership specifying the number and class of Shares being issued or offered and certain other information. The Fund's Articles of Incorporation provide that each holder of Shares will be required upon demand, to disclose to the Fund such information with respect to direct or indirect holdings of Shares as is deemed necessary to comply with provisions of the Internal Revenue Code applicable to the Fund, to comply with requirements of any other appropriate taxing authority, or to comply with the provisions of the 1940 Act or the Employment Retirement Income Security Act of 1974 (ERISA).

         DISSOLUTION OF THE FUND. The Fund may, subject to market conditions, invest the proceeds of any of its investments, net of any principal repayments on loans or other obligations of the Fund and required distributions to shareholders, in additional private placement debt securities.

         The Fund's Articles of Incorporation provide that, on December 31, 2032, the Fund automatically will be dissolved without any action by shareholders. From and after such dissolution, the Fund's activities will be limited to the winding-up of its affairs, the liquidation of its remaining assets, and the distribution of the net thereof to shareholders. Furthermore, the Fund may not be able to sell Fund investments for a significant period of time due to legal or contractual restrictions on resale or the absence of a liquid secondary market. As a result, the liquidation process might not be completed for a significant period after the Fund's dissolution. In addition, it is possible that if certain of the Fund's assets are not liquidated within a reasonable time after the Fund's dissolution, the Fund may elect to make a distribution in kind of all or part of such assets to shareholders. In such case, shareholders would bear any expenses attendant to the liquidation of such assets.

TRANSFER AGENT

         Prior to June 1, 2001, the Fund acted as its own Transfer Agent. Effective as of June 1, 2001, the Fund entered into a Transfer Agency Agreement pursuant to which MLIM Alternative Strategies LLC (formerly known as Merrill Lynch Investment Partners, Inc.), an affiliate of the Sub-Manager, became the Transfer Agent for the Shares of the Fund.

           Pursuant to the Transfer Agency Agreement, the Transfer Agent isresponsible for the issuance, transfer, and tender of Shares and the opening and maintenance of shareholder records.

LIMITATION OF DIRECTORS AND OFFICERS LIABILITY; INDEMNIFICATION

         The corporation law of the State of Maryland, under which the Fund is incorporated, permits the articles of incorporation of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, subject to specified restrictions. The law does not, however, allow the liability of directors and officers to the corporation or its stockholders to be limited to the extent that
(1) it is proved that the person actually received an improper benefit or profit or (2) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the process. The Articles of Incorporation of the Fund contain a provision limiting the liability of the directors and officers of the Fund and its shareholders to the fullest extent permitted from time to time by the laws of Maryland (but not in violation of the 1940 Act). The Maryland corporation law also permits a corporation to indemnify its directors, officers and agents, among others, against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that the act or omissions of the party seeking to be indemnified was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, or the party actually received an improper personal benefit, or, in the case of any criminal proceeding, the party had reasonable cause to believe that the act or omission was unlawful.

         The Fund's Articles of Incorporation and Bylaws require the Fund to indemnify its directors, officers and agents (including the Manager) to the fullest extent permitted from time to time by the laws of Maryland, subject to the limitations on indemnification under the 1940 Act. The Fund's Bylaws provide that the Fund may purchase and maintain insurance on behalf of any person who is or was a director, officer, or agent of the Fund against any liability asserted against that person and incurred by that person in or arising out of his or her position, whether or not the Fund would have the power to indemnify him or her against such liability; provided that no such insurance purchased will protect or purport to protect any officer or director against liabilities for willful misfeasance, bad faith, gross negligence, or reckless disregard of duty.




                   REPORTS AND INDEPENDENT PUBLIC ACCOUNTANTS

         The Fund will provide audited annual financial statements to its shareholders. The independent auditors engaged to audit the Fund's financial statements are KPMG LLP. The selection of independent auditors by the Fund's directors will be ratified annually.

                                     COUNSEL

         Ropes & Gray, 1301 K Street, NW, Suite 800 East, Washington, DC, serves as counsel to the Fund.